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                                                                      EXHIBIT 32

  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND SENIOR VICE PRESIDENT, CORPORATE
                      DEVELOPMENT AND FINANCE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Kleanthis G. Xanthopoulos, Ph.D., as President and Chief Executive Officer of the Company, and Michael J. Kamdar, as Senior Vice President, Corporate Development and Finance of the Company, each hereby certifies that, to the best of his knowledge:

      1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2004, to which this Certification is attached as Exhibit 32 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the periods covered by the Periodic Report.

/s/  Kleanthis G. Xanthopoulos               /s/  Michael J. Kamdar
-------------------------------------        ---------------------------------
Kleanthis G. Xanthopoulos, Ph.D.             Michael J. Kamdar
President and Chief Executive Officer        Senior Vice President, Corporate
                                             Development and Finance
Date: November 12, 2004                      Date: November 12, 2004

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